Exhibit 16.1

September 26, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Dear Sirs/Madams;

We received a copy of, and are in agreement with, the statements being made concerning our firm by SafeStitch Medical, Inc. in Item 4.01 of its Form 8-K dated September 25, 2013, captioned “Changes in Registrant’s Certifying Accountant”. We have no basis to agree or disagree on matters related to BDO USA, LLC and TransEnterix, Inc. contained therein.

Sincerely,

/s/ EisnerAmper LLP

EisnerAmper LLP